Exhibit 99.2

Petro River Acquires Clean Air Technology, Coalthane Tech LLC

Petro Spring Continues to Expand its Technology Solutions Portfolio

Houston, TX– March 5, 2015 Petro River Oil Corp. (OTCBB: PTRC) (“Petro River” or the “Company”) today reported that its wholly owned subsidiary Petro Spring LLC (“Petro Spring”) has closed on a transaction to acquire substantially all the assets owned by Coalthane Tech LLC (“Coalthane”), including certain intellectual property, trade secrets, and know-how related to Coalthane’s proprietary technology to reduce methane emissions from coal-mines and other wells (the “Acquisition”).  Specifically, the technology targets fugitive gas sourced from coal-mine methane (CMM), ventilation air methane (VAM), abandoned mine methane (AMM), and/or fields of coal-bed methane producing wells (CBM). This technology leverages similar chemistry and thermodynamic processes as the recently acquired Havelide System.TM

The proprietary Coalthane technology is an environmentally friendly method of capturing methane emissions.  Methane is estimated to be 34 times worse than carbon dioxide as a green-house gas.  The process is only modestly energy intensive.

According to Executive Vice President Daniel Smith, “The significance of this technology lies in its potential to significantly reduce pollution and smog in countries like China, where traditional methods of coal mining have led to extreme levels of methane emissions and air pollution.”

Dr. Stephen Boyd, Petro Springs Chief Technology Officer and inventor of this technology, added “The motivation behind the development of this technology was twofold: first, to contribute to a safer work environment in coal-mines by reducing the amount of VAM present, and second to potentially convert these errant methane emissions into higher value liquid bi-products.”

The acquisition represents the second transaction by Petro Spring, the technology-focused arm of Petro River, and expands its portfolio.

About Petro Spring LLC.

Petro Spring is a wholly owned technology focused subsidiary of Petro River. It was launched with an intentionally broad mandate to acquire and commercialize cutting edge technologies with the intent to capitalize on the significant technological experience of its leadership team and network of industry relationships within the energy sector. Petro Spring owns the Havelide SystemTM, a proprietary method of converting natural gas (NG) to higher value liquid products. The Havelide SystemTM allows for this conversion at less than half the cost of Fischer-Tropsch through a reduction in the capital, operating and processing costs.

About Petro River Oil Corp.

Petro River Oil Corp. (OTCBB: PTRC) is an energy company focused on applying modern technologies to both conventional and non-conventional oil and gas assets. The company leverages the diverse skill set of its leadership which includes executives with capital market experience as well as technical oil and gas experience.  Petro River’s core acreage is located in the Mid-Continent region in Oklahoma.  The company also wholly owns Petro Spring, its technology focused business.

Forward-Looking Statements

Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to be materially different from any future performance that may be suggested in this news release. Such factors may include, but are not limited to: the ability to of the Company to obtain sufficient capital to develop its oil and gas assets, and otherwise execute it business plan. Many of these risks and uncertainties are beyond the Company's control. For a discussion of such risks and uncertainties, see "Risk Factors" in the Company’s annual report on Form 10-K, its quarterly reports on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Investor Relations:

IR@petroriveroil.com
(469) 828-3900
www.petroriveroil.com